Exhibit 99.02
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Shire Provides Update on U.S. Marketing Application of
MESAVANCETM (mesalamine) with MMX technology

Philadelphia, PA, US and Basingstoke, UK – September 8, 2006 -- Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that the Food and Drug Administration (FDA) has extended by 90 days the review period for the new drug application (NDA) for MESAVANCETM. This extension has been sought by the FDA to allow additional time to review supplemental Phase I data recently submitted by Shire. Shire and FDA agreed prior to submission that this data would be submitted during the review process. The FDA advised us at close of US business yesterday that the new action date for the application is January 21, 2007.

“Shire will continue to work closely with the FDA during this brief extension of the MESAVANCE NDA review,” said Matthew Emmens, Chief Executive Officer of Shire. “We still anticipate MESAVANCE will be approved and launched in the US and Europe during the first quarter 2007.“

For further information please contact:
Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160

	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280

	Matthew Cabrey (North America)	+1 484 595 8248
Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on central nervous system, gastrointestinal, general products and human genetic therapies - all being areas in which Shire has a commercial presence. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results. Shire’s strategy is to develop and market products for specialty physicians. Shire’s in-licensing and merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in England 2883758 Registered Office as above

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

Statements included herein that are not historical facts are forwarding-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire plc's results could be materially affected. The risks and uncertainties include, but are not limited to: risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire plc's Attention Deficit and Hyperactivity Disorder ("ADHD") franchise; patents, including but not limited to, legal challenges relating to Shire plc's ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of SPD503 (ADHD), SPD465 (ADHD), MESAVANCE™ (mesalamine with MMX technology) (SPD476) (ulcerative colitis), ELAPRASE™ (I2S) (Hunter syndrome) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire plc's ability to benefit from the acquisition of Transkaryotic Therapies Inc.; Shire plc's ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc's and its predecessor registrant Shire Pharmaceuticals Group plc's filings with the US Securities and Exchange Commission, including Shire plc's Annual Report on Form 10-K for the year ended December 31, 2005.

About Giuliani S.p.A.

Giuliani S.p.A., founded in 1889, is a privately owned specialty pharmaceutical company with Headquarters in Milan, Italy. It develops new products with high unmet medical need and substantial market opportunity. It is focused on developing and marketing products for the treatment and management of gastrointestinal (ulcerative colitis and Crohn’s disease), metabolic (food intolerance) and dermatological (hair loss) disorders. Shire has licensed from Giuliani S.p.A. the exclusive right to develop and commercialize SPD476 in the US, Canada and Europe (excluding Italy). Giuliani S.p.A. retains the development and commercialization rights to SPD476 in Italy.

# # #

Registered in England 2883758 Registered Office as above